                                  Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS






     We consent to the incorporation by reference in the Registration Statements of Bryn Mawr Bank Corporation on Form S-8 (File 033-12715 and 33-61881) of our report dated January 21, 1999 on our audits as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.

                                                   PricewaterhouseCoopers, L L P

2400 Eleven Penn Center
Philadelphia, PA
March 29, 1999